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                                                                    EXHIBIT 3(b)


                                     BYLAWS
                                       OF
                          CITIZENS BANKING CORPORATION

                 (Amended and Restated as of January 15, 1988)

                                   ARTICLE I
                                    OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office shall be at Number One Citizens Banking Center, City of Flint, County of Genesee, State of Michigan.

         SECTION 2. OTHER OFFICES. The corporation may also have offices at such other places both within and outside the State of Michigan as the board of directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II
                              SHAREHOLDER MEETINGS

         SECTION 1. PLACE OF MEETINGS. All meetings of the shareholders of this corporation shall be held at such time and place, either within or outside the State of Michigan, as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

         SECTION 2. ANNUAL MEETING OF SHAREHOLDERS. The annual meeting of shareholders shall be held on the third Tuesday of April, if not a legal holiday, and if a legal holiday then the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At said meeting, shareholders shall elect the directors to be elected at such meeting, and shall transact such other business as may properly be brought before the meeting.

         SECTION 3. SPECIAL MEETINGS OF SHAREHOLDERS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the chairman of the board of directors or by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of shareholders owning, in the aggregate, at least two thirds of the entire capital stock of the corporation issued and outstanding and entitled to vote at such special meeting. Such request shall state the purpose or purposes of the proposed meeting.

         SECTION 4. NOTICE OF MEETING OF SHAREHOLDERS. Written notice of every meeting of shareholders stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.


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         SECTION 5.  QUORUM OF SHAREHOLDERS; ADJOURNMENT.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         SECTION 6. VOTING RIGHTS. Unless otherwise provided in the articles of incorporation each shareholder shall at every meeting of the shareholders be entitled to one vote, in person or by proxy, for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period. Cumulative voting for directors shall not be permitted.

         SECTION 7. REQUIRED VOTE. When an action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the articles of incorporation or by statute. Except as otherwise provided by the articles of incorporation, directors shall be elected by a plurality of the votes cast at an election.

         SECTION 8. LIST OF SHAREHOLDERS ENTITLED TO VOTE. The officer or agent who has charge of the stock ledger of the corporation shall prepare, certify and make available a complete list of the shareholders entitled to vote at each meeting of shareholders. Such list shall be arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to inspection by any shareholder during the whole time of the meeting for any purpose germane to the meeting.


                                  ARTICLE III
                                   DIRECTORS

         SECTION 1. POWERS. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

         SECTION 2. LOCATION OF MEETINGS. The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Michigan.



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         SECTION 3.  ORGANIZATION MEETING OF BOARD.  The first meeting of each newly elected board of directors shall be held at the place of holding the annual meeting of shareholders, and immediately following the same, for the purpose of electing officers and transacting any other business properly brought before it, provided that the organization meeting in any year may be held at a different time and place than that herein provided by a consent of a majority of the directors of such new board. No notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present.

         SECTION 4. REGULAR MEETINGS OF BOARD. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

         SECTION 5. SPECIAL MEETINGS OF BOARD. Special meetings of the board may be called by the chairman of the board of directors or by the president on one day's notice to each director; and special meetings shall be called by the president or secretary on like notice on the written request of 25% or more directors qualified and serving. Neither the business to be transacted, nor the purpose of such special meetings of the board need be specified in the notice of the meeting.

         SECTION 6. QUORUM AND REQUIRED VOTE; ADJOURNMENT. At all meetings of the board a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present.

         SECTION 7. CONSENT OF DIRECTORS IN LIEU OF MEETING. Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if before or after the action all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         SECTION 8. COMMITTEES OF DIRECTORS. The board of directors may, by resolution passed by a majority of the directors qualified and serving, designate one or more committees, each committee to consist of one or more of the directors of the corporation to be nominated by the chairman of the board or the chief executive officer, subject to the approval of the board of directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of any meeting of the committee. In the absence or disqualification of a member of a committee, or in the absence of the board of directors designating an alternate member as provided in the sentence immediately preceding, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors,




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or in these bylaws shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the articles of incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the shareholders a dissolution of the corporation or a revocation of a dissolution, amending the bylaws of the corporation, filling vacancies in the board or fixing compensation of the directors for serving on the board or on a committee; and, unless the resolution of the board of directors or the articles of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

         SECTION 9. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the articles of incorporation, the board of directors shall have authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director, or a combination thereof. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         SECTION 10. PARTICIPATION IN MEETING BY TELEPHONE. Unless otherwise restricted by the articles of incorporation or these bylaws, members of the board of directors or any committee designated by the board may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

         SECTION 11.  NOMINATIONS OF DIRECTOR CANDIDATES.

         (a) Eligibility to Make Nominations. Nomination of candidates for election as directors of the corporation at any meeting of shareholders called for election of directors (an "Election Meeting") may be made by the board of directors or by any shareholder entitled to vote at such Election Meeting.

         (b) Procedure for Nominations by the Board of Directors. Nominations made by the board of directors shall be made at a meeting of the board of directors, or by written consent of directors in lieu of a meeting, not less than 30 days prior to the date of the Election Meeting, and such nominations shall be reflected in the minute books of the corporation as of the date made. At the request of the president or secretary of the corporation each proposed nominee shall provide the corporation with such information concerning himself as is required, under the rules of the Securities and Exchange Commission, to be included in the corporation's proxy statement soliciting proxies for his election as a director.



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         (c)  Procedure for Nominations by Shareholders.  Not less than 30 days prior to the date of the Election Meeting any shareholder who intends to make a nomination at the Election Meeting shall deliver a notice to the President or Secretary of the corporation setting forth (i) the name, age, business address and residence of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee and (iv) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee.

         (d) Substitution of Nominees. In the event that a person is validly designated as a nominee in accordance with subsection (b) or (c) hereof and shall thereafter become unable or unwilling to stand for election to the board of directors, the board of directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee.

         (e) Determination of Compliance with Procedures. If the chairman of the Election Meeting determines that a nomination was not in accordance with the foregoing procedures, such nomination shall be void.

         SECTION 12. RESIGNATION OR REMOVAL OF DIRECTORS. Any director may resign at any time and such resignation shall take effect upon receipt thereof by the president or the secretary of the corporation unless otherwise specified in the resignation or unless not accepted by the board. Directors may be removed only upon a showing of cause by the vote of the shareholders holding at least two thirds of the shares issued and outstanding and entitled to vote at any special meeting called for that purpose.

         SECTION 13. QUALIFICATIONS FOR DIRECTORS. When an officer of the corporation or of any of its subsidiaries concurrently serves as a director of the corporation, then upon the cessation of active employment of such person as an officer of the corporation or its subsidiary, as determined from time to time by the board of directors, he or she shall, at the same time, cease to serve as a director. Notwithstanding the foregoing provision, pursuant to contractual agreement, Alvin G. Benson shall be eligible to continue to be nominated for election as a director of the corporation and to serve as a director of this corporation upon such election until such time as he shall achieve the age of seventy (70) years.


                                   ARTICLE IV
                                    NOTICES

         SECTION 1. NOTICE. Whenever any notice is required to be given to any director or shareholder under any provision of statute or of the articles of incorporation or of these bylaws, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or such other means as is reasonably calculated to give notice to the shareholder. Notice to directors may also be given orally in person or by telegram, telex, radiogram or cablegram, and such notice shall be deemed to be given when the recipient receives the notice personally, by telephone or when the notice,



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addressed as provided above, has been delivered to the company, or to the equipment transmitting such notice.

         SECTION 2. WAIVER OF NOTICE. Whenever any notice is required to be given under any provision of statute or of the articles of incorporation or of these bylaws, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the articles of incorporation or these bylaws. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, which objection must be stated at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                   ARTICLE V
                                  RECORD DATE

         SECTION 1. FIXING RECORD DATE. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall be not more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.


                                   ARTICLE VI
                                    OFFICERS

         SECTION 1. SELECTION. The board of directors, at its organization meeting after each annual meeting of shareholders, shall choose as officers a chairman of the board, president, secretary and treasurer ("Mandatory Officers") and if desired, one or more vice presidents and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. In addition, officers may be elected, throughout the year as appropriate, at any regular or special meeting of the board of directors. Any number of offices in the corporation or in subsidiaries of the corporation, may be held by the same person, unless the articles of incorporation otherwise provide.

         SECTION 2. TERM, RESIGNATION, REMOVAL AND VACANCIES. Each officer of the corporation shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed with or without cause at any time by the affirmative vote of a majority of the board of



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directors.  Any vacancy occurring in any office of any Mandatory Officer of the corporation shall be filled by the board of directors.

         SECTION 3. COMPENSATION. The salaries or salary ranges of all officers and agents of the corporation shall be approved by the board of directors or a committee thereof duly authorized. No officer of the corporation shall be prevented from receiving a salary as such officer or from voting thereon by reason of the fact that he is also a director of the corporation.

         SECTION 4. CHIEF EXECUTIVE OFFICER. At the first meeting of each newly-elected board of directors, the board shall designate a chief executive officer of the corporation; provided, however, that if a motion is not made and carried to change the designation, the designation shall be the same as the designation for the preceding year; provided, further, that the designation of the chief executive officer may be changed at any meeting of the board of directors. The chief executive officer shall be responsible to the board of directors for the general supervision and management of the business and affairs of the corporation.

         SECTION 5. CHAIRMAN OF THE BOARD OF DIRECTORS. The chairman of the board of directors shall be selected by, and from among the membership of, the board of directors. His duties shall include presiding at all meetings of the shareholders and of the board of directors. He shall perform such other duties and functions as shall be assigned to from time to time by the board of directors.

         SECTION 6. PRESIDENT. The president shall be selected by, and from among the membership of, the board of directors. The president shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors or the chief executive officer.

         SECTION 7. VICE PRESIDENTS. One or more vice presidents may be elected by the board of directors. The board of directors may designate one or more vice presidents as executive or senior vice presidents. The vice presidents shall perform such duties as may be delegated to them by the board of directors, the chief executive officer, the president or as appropriate, other vice presidents.

         SECTION 8. SECRETARY. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and shall record all the proceedings thereof in a book to be kept for that purpose. He shall give, or cause to be given, all notices required by statute, bylaw or resolution, and shall perform such other duties as may be prescribed by the board of directors, chief executive officer or president. He shall have custody of the corporate seal of the corporation and he and/or an assistant secretary shall have authority to affix the same to any instrument when its use is required or appropriate.

         SECTION 9. ASSISTANT SECRETARIES. The assistant secretary or assistant secretaries shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, chief executive officer, president or secretary may from time to time prescribe.



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         SECTION 10.  TREASURER.  The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit or invest all moneys and other valuable effects in the name and to the credit of the corporation in such depositories or investments as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer, president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.


                                  ARTICLE VII
                                INDEMNIFICATION

         SECTION 1. ACTIONS AGAINST THE CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgment, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         SECTION 2. ACTIONS BY THE CORPORATION. The corporation shall indemnify any person who was or is a party to or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys' fees, and amounts paid in settlement incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation or its shareholders. However, indemnification shall not be made for a claim, issue, or matter in which the person has been found liable to the corporation unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.


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         SECTION 3.  MANDATORY INDEMNIFICATION.  To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in section 1 or 2 of this article, or in defense of a claim, issue, or matter in the action, suit, or proceeding, he or she shall be indemnified against expenses, including actual and reasonable attorneys' fees, incurred by him or her in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this section.

         SECTION 4.  PERMISSIBLE INDEMNIFICATION.  Any indemnification under section 1 or 2 of this article, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in section 1 and 2 of this article. This determination shall be made in any of the following ways:

         (a) By a majority vote of a quorum of the board consisting of directors who were not parties to the action, suit, or proceeding; or,

         (b) If the quorum described in subdivision (a) is not obtainable, then by a majority vote of a committee of directors who are not parties to the action. The committee shall consist of not less than 2 disinterested directors; or,

         (c)      By independent legal counsel in a written opinion; or,

         (d)      By the shareholders.

         SECTION 5. PARTIAL INDEMNIFICATION. If a person is entitled to indemnification under section 1 or 2 of this article for a portion of expenses including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

         SECTION 6. ADVANCEMENT OF EXPENSES. Expenses incurred in defending a civil or criminal action, suit, or proceeding described in section 1 or 2 of this article may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the corporation. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

         SECTION 7. NON EXCLUSIVITY. The indemnification or advancement of expenses provided under sections 1 to 6 of this article is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, bylaws, or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

         SECTION 8. CONTINUOUS INDEMNIFICATION. The indemnification and advancement of expenses provided for in sections 1 to 6 of this article continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

         SECTION 9. LIABILITY INSURANCE FOR DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under sections 1 to 5 of this article.

         SECTION 10. CONSTITUENT CORPORATIONS. For purposes of section 1 to 7 of this article, "corporation" includes all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee, or agent of the constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise whether for profit or not shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as the person would if he or she had served the resulting or surviving corporation in the same capacity.


                                  ARTICLE VIII
                              STOCK AND TRANSFERS

         SECTION 1. CERTIFICATES OF STOCK. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or the board of directors, or the president or a vice president and the treasurer or an assistant treasurer, or the secretary of an assistant secretary of the corporation evidencing the number and class of shares owned by him. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 332(2) of the Michigan Business Corporation Act, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each shareholder who so requests the designations, preferences and relative, participating optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any of or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         SECTION 2. LOST CERTIFICATES. The board of directors may direct a new certificate to be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing the issuance of a new certificate the board of directors may, in its discretion and as a condition present to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against it with respect to the certificate alleged to have been lost, stolen or destroyed.

         SECTION 3. TRANSFERS OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue or cause the transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         SECTION 4. REGISTERED SHAREHOLDERS. The corporation shall have the right to treat the person registered on its books as the owner of shares as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Michigan.


                                   ARTICLE IX
                               GENERAL PROVISIONS

         SECTION 1. DIVIDENDS. The board of directors, subject to any restrictions contained in its articles of incorporation, may declare and pay any dividends upon the shares of its capital stock only out of sources legally available therefor. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock to the extent and in the manner provided by law.

         SECTION 2. RESERVES. The board of directors shall have power and authority to set apart, out of any funds available for dividends, such reserve or reserves, for any proper purpose, as the board or officers in their discretion shall approve, and the board or officer shall have the power and authority to abolish any reserve created by the board.

         SECTION 3. VOTING SECURITIES. Unless otherwise directed by the board, the chairman of the board or president, or, in the case of their absence or inability to act, the Vice Presidents, in order of their rank in the organization as designated by the President, shall have full power and authority on behalf of the corporation to attend and to act and to vote, or to execute in the name or on behalf of the corporation a proxy authorizing an agent or attorney-in-fact for the corporation to attend and vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings he or his duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the corporation might have possessed and exercised if present. The board by resolution from time to time may confer like power upon any other person or persons.

         SECTION 4. CHECKS. All checks, drafts and orders for the payment of money shall be signed in the name of the corporation in such manner and by such officer or officers or such other person or persons as the board of directors shall from time to time designate for that purpose.

         SECTION 5. CONTRACTS, CONVEYANCES, ETC. When the execution of any contract, conveyance or other instruments has been authorized without specification of the executing officers, the chairman of the board, president or any vice president, and the secretary or assistant secretary, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto. The board of directors shall have power to designate the officers and agents who shall have authority to execute any instrument in behalf of this corporation.

         SECTION 6. FISCAL YEAR. The fiscal year of the corporation shall be the calendar year.

         SECTION 7. SEAL. The board of directors may adopt a corporate seal which shall be in such form as shall be approved from time to time by the board of directors; provided, however, that documents otherwise properly executed on behalf of the corporation shall be valid and binding upon the corporation without a seal whether or not one is in fact designated by the board of directors.


                                   ARTICLE X
                                   AMENDMENTS

         SECTION 1. Unless restricted by the articles of incorporation, these bylaws may be altered, amended or repealed or new bylaws may be adopted by the shareholders or by the board of directors, at any regular meeting of the shareholders or of the board of directors or at any special meeting of the shareholders or of the board of directors; provided, however, in the event of a special meeting of shareholders, notice of such alteration, amendment, repeal or adoption of new bylaws must be contained in the notice of such special meeting.

                          CITIZENS BANKING CORPORATION

                         RESOLUTION ELECTING TO SUBJECT
             THE COMPANY TO MICHIGAN CONTROL SHARE ACQUISITION ACT

                 RESOLVED, that the Board of Directors of Citizens Banking Corporation, a Michigan Corporation that is an "issuing public corporation" as defined in Section 793 of the Michigan Business Corporation Act, hereby elects, pursuant to Section 2 of Act No. 58 of the Public Acts of 1988, to have such Act apply to the Corporation effective as of October 31, 1988.

                 RESOLVED FURTHER, that upon the filing of the foregoing resolution with the Department of Commerce of the State of Michigan, the Bylaws of the Corporation be and hereby are amended to add an Article XI, which shall read in its entirety as follows:

                                   ARTICLE XI

                               Control Shares and
                           Control Share Acquisitions

         Section 1. Control Share Acquisitions. The Corporation is subject to Charter 7B, "Control Share Acquisitions," of the Michigan Business Corporation Act. The Corporation became subject to Chapter 7B effective as of October 31, 1988, pursuant to the adoption of a resolution by the Board of Directors that was filed with the Michigan Department of Commerce. Under Chapter 7B, shares of capital stock of the Corporation constituting "control shares" (as defined in Chapter 7B) have the same voting rights as were accorded the shares before the "control share acquisition" only to the extent granted by resolution approved by the shareholders of the Corporation in accordance with Chapter 7B.

                 RESOLVED FURTHER, that if for any reason the filing of the Board's resolution electing to subject the Corporation to Act No. 58 of the Public Acts of 1988 is delayed beyond October 31, 1988, the Secretary or Assistant Secretary of the Corporation is authorized to change such date as it appears in such resolution and the related Bylaw amendment to the date the resolution is filed with the Department of Commerce.

                          CITIZENS BANKING CORPORATION

                          RESOLUTIONS AMENDING BYLAWS
                         (Effective September 26, 1997)

         WHEREAS the Board of Directors of Citizens Banking Corporation (the "Corporation") desires to amend the Bylaws of the Corporation to (i) provide for a procedure for business to be properly brought before an annual meeting of the shareholders; and (ii) provide for a procedure different than that presently provided for in the bylaws of the Corporation for nominations for the election of directors of the Corporation; and

         WHEREAS this Board of Directors has thoroughly reviewed such proposed amendments and believes that adoption of the same is in the best interest of the Corporation and its shareholders.

         NOW THEREFORE, BE IT RESOLVED that the Bylaws of the Corporation be and they hereby are amended effective September 26, 1997 in the manner set forth below:

         1.      Article II SHAREHOLDER MEETINGS is amended by adding a new
Section 9 to read as follows:

         SECTION 9. ANNUAL MEETING BUSINESS. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation, not later than 90 days in advance of such meeting (provided that if the annual meeting of shareholders is held earlier than the last Thursday in January, such notice must be given within 10 days after the first public disclosure, which may include any public filing with the Securities and Exchange Commission, of the date of the annual meeting). Any such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and in the event that such business includes a proposal to amend either the Amended and Restated Articles of Incorporation or By-laws of the Corporation, the language of the proposed amendment, (ii) the name and address of the shareholder proposing such business, (iii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (iv) any material interest of the shareholder in such business, and (v) a representation as to whether or not the shareholder will solicit proxies in support of his proposal. No business shall be conducted at an annual meeting of shareholder except in accordance with this paragraph and the chairman of any annual meeting of shareholders may refuse to permit any business to be brought before an annual meeting which fails to comply with the foregoing procedures or, in the case of a shareholder proposal, if the shareholder fails to comply with the representations set forth in the notice.

         2. Article III DIRECTORS is amended by replacing Section 11 thereof in its entirety with the language set forth below:

         SECTION 11. NOMINATION. Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors at a meeting may nominate a person or persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation, not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting (provided that if the annual meeting of shareholders is held earlier than the last Thursday in January, such notice must be given within 10 days after the first public disclosure, which may include any public filing with the Securities and Exchange Commission, of the date of the annual meeting) and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; (e) the consent of each nominee to serve as a director of the Corporation if so elected; and (f) a representation as to whether or not the shareholder will solicit proxies in support of his nominee(s). The chairman of any meeting of shareholders to elect directors and the Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the shareholder fails to comply with the representations set forth in the notice.